UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2014

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (631) 981-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Lakeland Brasil S.A. (“Lakeland Brazil”), a wholly-owned subsidiary of Lakeland Industries, Inc. (the “Company”), and Multiplica Soluções Empresariais Ltda. (“Consultant”), a private equity turnaround specialist in Brazil, have entered into a Business Consultancy Agreement (the “Consultancy Agreement”), effective as of August 27, 2014 (the “Effective Date”). Under the Consultancy Agreement, among other things, Consultant shall provide Lakeland Brazil with assistance in securing financing, which financing may include loan guarantees by Consultant to various financial institutions on behalf of Lakeland Brazil, structuring and cash flow management services, assistance in negotiation of VAT tax issues, and placing a full-time financial analyst at the office of Lakeland Brazil. The Consulting Agreement also provides for the formation of a Managing Committee, consisting of one representative of Lakeland Brazil and one representative of Consultant. The Managing Committee will discuss and make determinations of strategies relating to payment of invoices, financing of accounts receivable, factoring, and negotiations with suppliers and banks. The term of the Consultancy Agreement is twelve (12) months commencing as of the Effective Date and may be extended for an additional twelve (12) months upon agreement of the parties, subject to earlier termination as provided therein. The Effective Date was triggered by Lakeland Brazil’s securing several financial lending facilities with Brazilian lenders that is collateralized by the assets of Consultant. The proceeds of the lending facility are being used by Lakeland Brazil to alleviate cash flow constraints, thereby enabling it to grow its sales and potentially return to profitability.

Pursuant to the Consultancy Agreement, Consultant shall be paid the greater of (i) R$25,000 (Twenty Five Thousand reais) (approximately US $11,000) per month or (ii) 10% (ten percent) of earnings before interest, taxes, depreciation, and amortization of Lakeland Brazil, calculated as of the last day of each calendar quarter in accordance with the Consultancy Agreement. In addition, if during the term of the Consultancy Agreement there is a sale of all of the outstanding capital stock of Lakeland Brazil, Consultant shall be entitled to a commission of 10% of the Net Proceeds (as such term is defined in the Consultancy Agreement) of such sale transaction. The financial analyst shall be paid a fee of R$12,000 (Twelve Thousand reais) (approximately US $5,000) per month.

The financial obligations and other agreements and covenants of Lakeland Brazil or the Company relating to the Company’s current financing arrangement with Alostar Bank shall not in any way be implicated or otherwise affected by the provisions of the Consultancy Agreement.

The foregoing description of the Consultancy Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consultancy Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, the press release relating to the foregoing and issued by the Company on August 28, 2014, is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Business Consultancy Agreement, effective as of August 27, 2014, by and between Lakeland Brasil S.A. and Multiplica Soluções Empresariais Ltda.
99.1	Press Release, dated August 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Dated: August 28, 2014	/s/ Christopher J. Ryan
Christopher J. Ryan
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Business Consultancy Agreement, effective as of August 27, 2014, by and between Lakeland Brasil S.A. and Multiplica Soluções Empresariais Ltda.

99.1	Press Release, dated August 28, 2014